Exhibit 5.1

December 7, 2022

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004-1304

Tel: +1.202.637.2200 Fax: +1.202.637.2201

www.lw.com

FIRM / AFFILIATE OFFICES

Austin	Milan

Beijing	Munich

Boston	New York

Brussels	Orange County

Century City	Paris

Chicago	Riyadh

Dubai	San Diego

Düsseldorf	San Francisco

Frankfurt	Seoul

Hamburg	Shanghai

Hong	Kong Silicon Valley

Houston	Singapore

London	Tel Aviv

Los Angeles	Tokyo

Madrid	Washington, D.C.

File No. 062056-0001

Re:       Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to General Motors Financial Company, Inc., a Texas corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements or pricing supplements (each such supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of one or more series of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (ii) one or more series of the Company’s senior debt securities (collectively, the “Senior Debt Securities”) to be issued under an indenture, dated as of October 13, 2015 (which is included as Exhibit 4.1 to the Registration Statement), between the Company, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Senior Debt Securities, the “Applicable Senior Notes Indenture”), (iii) one or more series of the Company’s term debt securities (collectively, the “Term Debt Securities”) to be issued under an indenture, dated as of June 21, 2017 (which is included as Exhibit 4.2 to the Registration Statement), between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Term Notes Trustee”), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Term Debt Securities, the “Applicable Term Notes Indenture”) and (iv) one or more series of the Company’s subordinated debt securities (collectively, the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Term Debt Securities, the “Debt Securities”) to be issued under an indenture to be entered into (a form of which is included as Exhibit 4.3 to the Registration Statement), between the Company, as issuer, and a trustee to be named, as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Subordinated Debt Securities, the “Applicable Subordinated Notes Indenture”; the Applicable Senior Notes Indenture, the Applicable Term Notes Indenture and the Applicable Subordinated Notes

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Indenture, each, an “Applicable Indenture”). The Preferred Stock, Senior Debt Securities, Term Debt Securities and Subordinated Debt Securities are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.        When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Second Amended and Restated Certificate of Formation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Second Amended and Restated Certificate of Formation and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Texas Business Organizations Code.

2.        When the Applicable Senior Notes Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Senior Debt Securities have been duly established in accordance with the terms of the Applicable Senior Notes Indenture and authorized by all necessary corporate action of the Company, and such Senior Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Senior Notes Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Senior Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.        When the Applicable Term Notes Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Term Debt Securities have been duly established in accordance with the terms of the Applicable Term Notes Indenture and authorized by all necessary corporate action of the Company, and the Term Notes Trustee has made an appropriate entry on Schedule 1 to the master registered global note that represents such Term Debt Securities identifying a particular series of Term Debt Securities as supplemental obligations thereunder in accordance with the instructions of the Company and payment for such particular series of Term Debt Securities has been made in

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accordance with the terms of the of the Applicable Term Notes Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Term Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.        When the Applicable Subordinated Notes Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Subordinated Debt Securities have been duly established in accordance with the terms of the Applicable Subordinated Notes Indenture and authorized by all necessary corporate action of the Company, and such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Subordinated Notes Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Subordinated Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to:

(a)	the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(b)

the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought; and

(c)

the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy.

We express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (b) waivers of rights or defenses; (c) advance waivers of claims, defenses or rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (d) waivers of broadly or vaguely stated rights; (e) covenants not to compete; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; (h) grants of setoff rights; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) provisions permitting, upon acceleration of any indebtedness (including any Debt Securities), collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (n) the creation, validity, attachment, perfection or priority of any lien or security interest; (o) any “swap” (as such term is defined in the Commodity Exchange Act), including any guarantee thereof, by any party which is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) or any provision of any Document (as defined below) that purports to share the

December 7, 2022

proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed herein; (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; or (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities and the Applicable Indenture governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In addition, if a pricing supplement relating to the offer and sale of any particular Term Debt Securities is filed by the Company with the Commission on a future date and such pricing supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name as providing such opinion:

“In the opinion of Latham & Watkins LLP, as special counsel to General Motors Financial Company, Inc. (the “Company”), when the trustee has made an appropriate entry on Schedule 1 to the master registered global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company and payment for the notes has been made in accordance with the terms of the indenture governing the notes and in the manner contemplated in this pricing supplement and the related prospectus and, if applicable, prospectus supplement, such notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy. This opinion is given as of the date hereof and is limited to the internal laws of the States of New York and Texas. In addition, this opinion is subject to customary assumptions about the authorization, execution and delivery of the indenture governing the notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes and certain factual matters, all as stated in the opinion of Latham & Watkins

December 7, 2022

LLP dated December 7, 2022, which has been filed by the Company as an exhibit to its Registration Statement on Form S-3 on December 7, 2022.”

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP